EXHIBIT 10.1


                                    MOMENTUM
                           HEALTHCARE SERVICES, INC.
                         NEXT GENERATION HEALTHCARE IT


                                December 21, 2009


Mr. K. J. Dennis
Chairman, Dennis Steels Pvt Ltd.
Cocodale, M.O. Ward
Alleppey, Kerala India

     Re: Offer to Purchase Parcel of Land Near Arakkonam, Tamil Nadu

Dear Mr. Dennis,

         Pursuant to a resolution of the Board of Directors of Momentum Healthcare Services, Inc. ("Momentum"), passed unanimously at its Board Meeting on December 21st , 2009, we hereby offer to purchase a parcel of land of approximately ten (10) acres near a certain railway junction near Arakkonam, Tamil Nadu, India.

         The conditions and terms of closing of this transaction are as follows:

1) Contingent upon Momentum Healthcare Services, Inc. having raised not less than $5,000,000 in new shareholder investment into the company on or after December 21st , 2009, and not later than May 31, 2010.

2) Title to be taken in the name of a new Indian private limited company, the shares of which are owned by Momentum Healthcare Services, Inc., a Delaware USA corporation (our "Indian Subsidiary").

3) We agree on behalf of Momentum and our Indian Subsidiary to be formed to use the land only to build, maintain and operate one or more medical clinics and/or a full service acute care hospital, a medical college, a nursing school or another purpose within the healthcare industry. In the event that Momentum chooses not to move ahead with one of these purposes for the land, we agree to offer you the first right of refusal to repurchase the land from Momentum for consideration substantially the same as we hereby offer.

4) The name of the most prestigious healthcare facility that we build on the land shall include the name Konath , or such other name as you may designate prior to closing of this transaction.


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5)   The purchase price for the land shall be the appraised value of the land on the date of closing. The purchase price of the land shall be paid 30% in cash at closing and 70% in Momentum Class A Common Shares. The number of Class A Common Shares to be transferred shall be determined by solving for an equation using as its numerator 70% of the purchase price of the identified parcel of land and as its denominator US$5. The quotient of this equation shall be the number of our Class A Common Shares to be transferred to the seller at the time of closing in addition to 30% of the purchase price in cash. It is noted that at the time of this offer the appraised value of the property, pursuant to the attached appraisal of Rtn. Er. D. Natarajan B.E., CIVIL, M.I.E., Chartered Engineer, is 1.75 Lakhs of Indian Rupees per 1/100th of an acre, or 17,500,000 Indian Rupees per acre. Converted into US$ at an assumed exchange rate of 46 Indian Rupees to US$1.00, the approximate purchase price of this offer is $380,435 per acre, for a total of $3,804,350 for the entire 10 acre parcel.

6) Contingent upon our establishing to Momentum's satisfaction that the construction of any building on the site can be financed from within the Indian banking or other financing community.

7) At closing, in return for Momentum tendering cash payment for these items, you shall deliver to Momentum the following documents:

     a) An appropriate marketable clear title deed for the parcel without encumbrance, which will allow the premises to be mortgaged for a construction loan, ready for filing in the appropriate jurisdiction for filing of deeds, in the name of Momentum's pre-closing designated Indian subsidiary.

     b) An Opinion of Counsel that Momentum's Indian Subsidiary will take good and irrevocable title to the land, and that such title is without encumbrance;

     c)   A professional survey of the parcel;

     d)   A professional legal description of the parcel;

     e) A formal Appraisal of the market value (mutually acceptable) of the property completed by a licensed appraiser satisfactory to our auditors.

     f)   A Title  Indemnity or Title  Insurance  Policy (if permitted by Indian
          Law), establishing that in the event that Momentum's Indian Subsidiary's title is not good for any reason, the underwriter of the policy will pay up to the full level of permissible indemnity or insurance.

8) Momentum or its designated representative shall deliver at closing the requisite number of its Class A Common Shares of Momentum and cash payment for the items contained in paragraphs 5 & 7 above.


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9)   Delivery of such other documentation as counsel shall require memorializing and filing the transaction with all appropriate authorities.

10) Closing is to be completed not later than May 31, 2010, or such later date as the parties may agree, or it shall be null and void.

Please accept this contingent offer by signing in the indicated space below.

                                            Very truly yours,

                                            MOMENTUM HEALTHCARE SERVICES, INC.


                                            /s/ DONALD L. CONOVER
                                            ________________________________
                                            By: Donald L. Conover, President


Accepted:

/s/ K. J. DENNIS
_________________
K. J. Dennis,
Managing Director


December 21, 2009